UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 28, 2011

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-05020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 239-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03.            Material Modification to Rights of Security Holders

On April 28, 2011, Heritage Oaks Bancorp (the “Company”) filed a Certificate of Amendment to the Certificate of Determination for the Company’s Series C Convertible Perpetual Preferred Stock (the “Series C Preferred Stock”) with the California Secretary of State (the “Amendment”), a copy of which is attached hereto as Exhibit 4.1.  The Amendment modified, among other things, the rights and privileges of the Series C Preferred Stock relating to the conversion features of the Series C Preferred Stock.  Specifically, the Amendment added more detail about transfers of the Series C Preferred Stock that will result in a conversion to the Company’s common stock can occur, which includes a transfer by the holder of the Series C Preferred Stock (the “Holder”) (i) to an affiliate of the Holder or the Corporation, (ii) in a widespread public distribution of Common Stock or Series C Preferred Stock of the Company, (iii) in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company (including pursuant to a related series of such transfers), or (iv) to a transferee that would control more than a majority of the voting securities of the Company (not including voting securities such person is acquiring from the transferor).

The foregoing description of the Amendment does not purport to be a complete description of all of the terms of such document, and is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 4.1.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03             Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 28, 2011, the Company filed the Amendment with the California Secretary of State for the purpose of amending its Articles of Incorporation to modify the rights and privileges of the Series C Preferred Stock.  A copy of the Amendment is attached hereto as Exhibit 4.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.            Exhibits

(d)     Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Certificate of Amendment to Certificate of Determination for Series C Convertible Perpetual Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2011
Heritage Oaks Bancorp

By:	/s/ Thomas J. Tolda
Thomas J. Tolda
Chief Financial Officer